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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to use in this Amendment No. 1 to Registration Statement No. 333-50305 of Eagle Family Foods Holdings, Inc. and Eagle Family Foods, Inc. of our report regarding Borden Brands North America ("BBNA") dated May 22, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ Deloitte & Touche LLP
                                          Deloitte & Touche LLP

Columbus, Ohio

June 1, 1998